                                                                     Exhibit 3.1
                                                                     -----------

                           ARTICLES OF INCORPORATION

                                      OF

                             INTERCELL CORPORATION

  KNOW ALL MEN BY THESE PRESENT: That the undersigning incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation:

                                   ARTICLE I
                                   ---------

                                     Name
                                     ----

  The name of the corporation shall be:    Intercell Corporation.

                                  ARTICLE II
                                  ----------

                              Period of Duration
                              ------------------

  This corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

                                  ARTICLE III
                                  -----------

                             Objects and Purposes
                             --------------------

  The objects and purposes for which the said corporation is organized and the nature of the business to be carried on by it are as follows:

  1. To engage in the communications business and to carry on any business or activity related thereto.

  2. In general to carry on any lawful business or activity and to have and exercise all of the powers and rights conferred by the laws of the State of Colorado upon corporations formed under such laws.

                                  ARTICLE IV
                                  ----------

                                    Capital
                                    -------

  The aggregate number of shares which this corporation shall have authority to issue is Fifty Million (50,000,000) shares of no par value common stock, which shares shall be designated "Common Stock".

  1.   Dividends.  Dividends in cash, property or shares of the corporation may
       ----------
be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

  2.   Distribution in Liquidation.  Upon any liquidation, dissolution or
       ----------------------------
winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock. The board of directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by law.

  3.   Voting Rights; Cumulative Voting.  Each outstanding share of Common Stock
       ---------------------------------
shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation.

  4.   Denial of Pre-emptive Rights.  No holder of any shares of the
       -----------------------------
corporation, whether now or hereafter authorized, shall have any pre-emptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

  5.   Restrictions on Transfer.  The Corporation shall have the right to impose
       -------------------------
restrictions on the transfer, disposition, encumbrance, or bequethal of any or all classes of its shares of stock.

                                   ARTICLE V
                                   ---------

                Right of Directors to Contract with Corporation
                -----------------------------------------------

  No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable to the corporation.

  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                  ARTICLE VI
                                  ----------

                             Corporate Opportunity
                             ---------------------

  The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's board of directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such item as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than officer, director or member of management) from any duties which he may have to this corporation.

                                  ARTICLE VII
                                  -----------

               Indemnification of Directors, Officers and Others
               -------------------------------------------------

  This Corporation may indemnify each director, officer, and any employee, fiduciary or agent of the corporation, his heirs, executors and administrators, against expenses reasonable incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee, fiduciary or agent of the corporation to the full extent permitted by the laws of the State of Colorado now existing or as such laws may hereafter be amended.

                                 ARTICLE VIII
                                 ------------

                              Shareholder Voting
                              ------------------

  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

  When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

                                  ARTICLE IX
                                  ----------

                                 Severability
                                 ------------

  Should any clause, paragraph, line, sentence, or other part of this instrument be declared invalid and ineffective, such finding shall not be deemed to affect the reminder of these Articles of Incorporation so long as such remaining part reasonably effectuates the intent and purposes expressed herein.

                                   ARTICLE X
                                   ---------

                    Registered Office and Registered Agent
                    --------------------------------------

  The address of the initial registered office of the corporation is P.O. Box 1645, Pleasantview, Colorado 81331 and the name of the initial registered agent at such address is John Williams. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                  ARTICLE XI
                                  ----------

                          Initial Board of Directors
                          --------------------------

  The number of directors of the corporation shall be fixed by the bylaws of the corporation except the initial board of directors of the corporation shall consist of six directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

    NAME                                              ADDRESS
    ----                                              -------

John Williams                                  P.O. Box 1534
                                               Pleasantview, CO 81331

Michael Lancaster                              P.O. Box 1587
                                               Pleasantview, CO 81331

Hershel Oliver                                 20911 Highway 666
                                               Yellowjacket, CO 81335

Renay Neely                                    P.O. Box 22
                                               Cahone, CO 81320

C.E. Honaker                                   27229 Highway 666
                                               Pleasantview, CO 81331

Lloyd Hartle                                   P.O. Box 1525
                                               Pleasantview, CO 81331

                                  ARTICLE XII
                                  -----------

                                 Incorporator
                                 ------------

  The name and address of the incorporator is as follows:

       NAME                             ADDRESS
       ----                             -------
       Russell C. Cline          Suite 201 - Right Bank Building
                                 1041 Blake Street
                                 Denver, CO 80202

  IN WITNESS WHEREOF, the above named incorporator has signed these Articles of Incorporation this 4th day of October, 1983.


                                  /s/ Russel C. Cline
                                 --------------------
                                 Russel C. Cline

STATE OF COLORADO )
                  )ss.
COUNTY OF DENVER  )

  I, the undersigned, a Notary Public, hereby certify that on the 4th day of October, 1983, personally appeared before me Russell C. Cline, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, that it was his free and voluntary act and deed, and that the statements therein contained are true.

  WITNESS my hand and official seal.

  My commission expires:  January 27, 1985

                                  /s/ Roxanne L. Owens
                                 ---------------------
                                 Roxanne L. Owens
                                 Notary Public
                                 Right Bank Building
                                 1401 Blake St., Suite 201
                                 Denver, Colorado 80202

  (NOTARIAL SEAL)

                           ARTICLES OF AMENDMENT TO

                         THE ARTICLES OF INCORPORATION

                                      OF

                             INTERCELL CORPORATION

  Pursuant to the provisions of Section 7-2-109 of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

       FIRST:  The name of the corporation is Intercell Corporation.

       SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the Corporation on March 9, 1984, in the manner prescribed by the Colorado Corporation Code:

                   Article IV is amended to read as follows:

                                  ARTICLE IV
                                  ----------

                                    Capital
                                    -------

     The aggregate number of shares which this Corporation shall have authority to issue is Eighty Million (80,000,000) shares of no par value common stock, which shares shall be designated "Common Stock".

          1.  Dividends.  Dividends in cash, property or shares of the
              ----------
     corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the Corporation to the extent and in the manner permitted by law.

          2.  Distribution in Liquidation.  Upon any liquidation, dissolution or
              ----------------------------
     winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock. The board of directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by law.

          3.  Voting Rights; Cumulative Voting.  Each outstanding share of
              ---------------------------------
     Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation.

          4.  Denial of Pre-emptive Rights.  No holder of any shares of the
              -----------------------------
     Corporation, whether now or hereafter authorized, shall have any pre-emptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

          5.  Restrictions on Transfer.  The Corporation shall have the right to
              -------------------------
     impose restrictions on the transfer, disposition, encumbrance, or bequeathal of any or all classes of its shares of stock.

     THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 100,000 and the number of shares entitled to vote thereon was 100,000.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:


     Class                          Number of Shares
     -----                          ----------------
     No par value common stock             100,000

     FIFTH: The number of shares voted for the amendment to Article IV was 100,000 and the number of shares voted against such amendment was 0.

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively was:

                                              Number of Shares Voted
     Class                                  For                  Against
     -----                             --------------      --------------------
     No par value common stock            100,000                  -0-

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected is as follows:

                                Not Applicable.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, is as follows:

                                  No Change.

DATED: March 23, 1984

                                 INTERCELL CORPORATION



                                 By:  /s/ William B. Fulks
                                     ---------------------
                                     William B. Fulks, President


                                 By:  /s/ Karen Petit
                                     ----------------
                                     Karen Petit, Secretary



STATE OF COLORADO      )
                       )ss.
COUNTY OF MONTEZUMA    )

  Before me, Kay D. Herrmann, a Notary Public in and for said county and state, personally appeared William B. Fulks and Karen Petit, who acknowledged before me that he is the President and she is the Secretary, respectively, of Intercell Corporation, a Colorado corporation, and that they signed the foregoing Articles of Amendment as their free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

  In Witness Whereof, I have here unto set my hand and seal this 23rd day of March, 1984.

  My Commission Expires:  8/19/87


                                  /s/ Kay D. Herrmann
                                 --------------------
                                 Notary Public
                                 Address:  14755 Highway 666
                                         Dolores, CO 81323

  (Notarial Seal)

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

                           OF INTERCELL CORPORATION


  Pursuant to the provisions of Section 7-2-109 of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation as amended.

  First:  The name of the Corporation is Intercell Corporation.

  Second: The following amendment of the Articles of Incorporation were adopted by a vote of shareholders of the Corporation on September 19, 1987 in the manner prescribed by the Colorado Corporation Code.

  The Articles of Incorporation are amended by adding new Article XIII which shall read as follows:

                                 ARTICLE XIII

                       LIMITATION OF DIRECTOR LIABILITY

    No director shall be personally liable to this Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 7-5-114 of the Colorado Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article XIII shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  Third: The number of shares voted for the amendment were sufficient for approval.

  Fourth: The amendment does not provide for an exchange, reclassification or cancellation of issued shares nor does it effect a change in the amount of stated capital.

Dated:  December 15, 1987

                            INTERCELL CORPORATION


                            By  /s/ William B. Fulks
                               ---------------------
                                 William B. Fulks, President

                            By  /s/ Renay Neely
                               ----------------
                                 Renay Neely, Secretary


STATE OF COLORADO      )
                       )  SS
COUNTY OF MONTEZUMA    )

  I, the undersigned, a Notary Public, hereby certify that on the 22nd day of September 1987, personally appeared before me William B. Fulks and Renay Neely, President and Secretary respectively, who being by me first duly sworn, declared that they are the persons who signed the foregoing document, that it was their free and voluntary act, and deed and the statements therein contained are true.

  WITNESS my hand and official seal.

  My commission expires: January 15, 1989


                                  /s/ Karen K. Petit
                                 -------------------
                                 Karen K. Petit, Notary Public

                       Address:  15442 County Road "CC"

                                 Pleasant View, CO  81331

(N O T A R I A L  S E A L)

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

                           OF INTERCELL CORPORATION


  Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

  First:  The name of the Corporation is Intercell Corporation.

  Second: The following amendment of the Articles of Incorporation were adopted by a vote of shareholders of the Corporation on December 14, 1992, as prescribed by the Colorado Corporation Code.

  Third: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, are as follows: Not Applicable.

  Fourth: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: NO CHANGE.

  Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

                SEE EXHIBIT A ATTACHED HERETO AND SPECIFICALLY
                       INCORPORATED HEREIN BY REFERENCE

                             INTERCELL CORPORATION


                             By  /s/ Unlegible
                                 --------------------------
                                     __________, President



                             By  /s/ Laura W. Hilton
                                 --------------------------
                                 Laura W. Hilton, Secretary

                                   Exhibit A

                           ARTICLES OF AMENDMENT TO

                         THE ARTICLES OF INCORPORATION

                                      FOR

                             INTERCELL CORPORATION

The fourth article shall be amended in its entirety to read as follows:

  FOURTH:

  (a)  Classes of Shares.  The outstanding proprietary interest of the
       ------------------
Corporation is hereby reverse split on the basis of one share in exchange for each 150 shares now outstanding. The proprietary interest of the Corporation shall thereafter be divided into two classes of stock, which are collectively referred to herein as "Shares." The first is a class of common stock, no par value per share, and the second a class of preferred stock, also no par value per share. (An individual share within the respective classes of stock shall be referred to appropriately as either a "Common Share" or a "Preferred Share.") The Corporation has the authority to issue 100,000,000 Common Shares and 10,000,000 Preferred Shares. The authority of the Corporation to issue shares may be limited by resolution of the board of directors of the Corporation (the "Board of Directors"). Shares may be issued from time to time for such consideration in money or property (tangible or intangible) or labor or services actually performed as the Board of Directors may determine in their sole judgment and without the necessity of action by the holders of Shares. Common Shares may not be issued in series. Shares may not be issued until paid for and, when issued, are nonassessable. Fractional Shares may not be issued by the Corporation and, in the event fractional shares are or may become outstanding, the Corporation shall redeem said shares at the then market price.

  (b)  Preferred Shares.  The designation, preferences, relative rights, and
       -----------------
limitations of Preferred Shares are as follows:

       (i)  Issuance in Series.  The Board of Directors is authorized to act by
            -------------------
resolution, subject to limitations prescribed by the laws of the Sate of Colorado, the Articles of Incorporation, the Bylaws of the Corporation (the "Bylaws"), and previous resolutions by the Board of Directors limiting this authorization, to provide for the issuance of Preferred Shares in series. To exercise this authority the Board of Directors must first designate the series so established, and, secondly, fix and determine the relative rights, preferences, and limitations of the Preferred Shares in the series established to the extent not fixed and determined by these Articles of Incorporation. The extent of this authority, with respect to each series established, is to be determined by reference to the "Colorado Corporation Code," articles 1 through 10, inclusive, of title 7, Colorado Revised States, as amended. Without limiting the generality of the foregoing, this authority includes fixing and determining the following:

            1. the number of Preferred Shares which may be issued under the series established, and the designation of such series;

            2. the rate of dividend on Preferred Shares of that series, if any, the time of payment of dividends, whether dividends shall be cumulative, and, if cumulative, the date from which dividends shall begin accruing;

            3. whether Preferred Shares of that series may be redeemed, and, if redeemable, the redemption price, terms, and conditions of redemption;

            4. whether to establish a sinking fund or make other provisions for the redemption or purchase of Preferred Shares of that series;

            5. the amount payable per Preferred Share of that series in the event of the dissolution, liquidation, or winding up of the Corporation, whether voluntarily or involuntarily;

            6.  voting powers, if any, of the series; and

            7. whether the series shall have conversion privileges, and, if convertible, the terms and conditions upon which Preferred Shares of that series shall be convertible, including, without limitation, the provision, if any, for adjustment of the conversion rate and the payment of additional amounts by holders of such shares upon the exercise of this privilege.

  Irrespective of the limitations set forth in subsection (i)1. of this Section
(b), the Board of Directors may, at any time after the number of Preferred Shares authorized under a series has been established, authorize the issuance of additional Preferred Shares of the same series or reduce the number of Preferred Shares authorized under such series.

  All Preferred Shares shall be identical to each other in all respects, except as those relative rights, preferences, and limitations established by the Board of Directors pursuant to its authority as determined by reference to the Colorado Corporation Code and as established in subsections (i)1 through (i)7 , inclusive, of this Section (b), as to which there may be variations between series.

  (ii)  Dividend Rights.  The holders of Preferred Shares are entitled to
        ----------------
receive when, as, and if declared by the Board of Directors in its sole discretion, but only out of funds available therefor under the laws of the State of Colorado, cumulative, partially cumulative, and non-cumulative dividends, as the case may be. Dividends may be paid in such cash, property, or Preferred Shares of the same series (including Preferred Share of the same series held as treasury Preferred Shares) as the Board of Directors in its sole discretion may determine upon the date fixed and at the intervals determined by the Board of Directors. Dividends will accrue, if cumulative or partially cumulative, whether or not earned or declared from the date or dates determined by the Board of Directors. Full dividends on the Preferred Shares of all series for all past periods and for the then current period must be paid, or declared and a sum sufficient for such payment be set apart, before any dividends may be declared or paid upon or set apart for, or before any other distribution may be declared or made in respect of, the Common Shares. Accruals of dividends shall not bear interest.

  As long as Preferred Shares are outstanding, the Corporation shall not declare, set apart for payment, pay any dividends (other than dividends payable in Common Shares), make any distribution on any Common Shares, redeem, purchase or to otherwise acquire, or permit any subsidiary to purchase, or otherwise acquire any Common Shares if at the time of making such declaration, payment, distribution, redemption, purchase, or acquisition the Corporation is in default with respect to any dividend payable on, or any obligation to redeem or retire, Preferred Shares. Notwithstanding the foregoing, however, the Corporation may at any time (i) redeem, purchase, or otherwise acquire Common Shares in exchange for, or out of the net cash proceeds from the sale of Common Shares and (ii) acquire Common Shares that are held by firms or corporations acquired by the Corporation, whether by merger, consolidation, purchase of assets, exchange of securities, or otherwise.

  (iii)  Redemption.  On the sole authority and option of the Board of Directors
         -----------
the Corporation may redeem all or any part of any series of Preferred Shares outstanding upon the terms (including redemption price) and conditions, in the manner, and upon such notice as is determined by the Board of Directors. No redemption may be made, however, until all dividends accrued to the redemption date on all series of Preferred Shares have been paid, or until declared and a sum sufficient in amount set aside for such payment. If less than all the Preferred Shares of a series are to be redeemed on any one date set for redemption, the shares designated for redemption may be in such amount ant determined by such method, whether by lot, pro rata or otherwise, and subject to such other provisions as the Board of Directors may from time to time determine in it s sole discretion.

  Preferred Shares of any series which have been redeemed (whether by sinking fund or otherwise) shall have the status of authorized and unissued Preferred Shares, unless the Board of Directors in its sole discretion cancels such shares. Preferred Shares which have been redeemed, unless canceled, may be reissued as a part of the series of which they were originally a part, or may be reclassified and reissued as part of a new series of Preferred Shares created by resolution of the Board of Directors or as part of any other series of Preferred Shares.

  (iv)  Liquidation Rights.  In the event of any liquidation, dissolution, or
        -------------------
winding up of the Corporation, whether voluntarily or involuntarily, which results in any distribution of the assets of the Corporation to its Shareholders, the holders of Preferred Shares then outstanding shall be entitled to an amount per share equal to that amount fixed by the Board of Directors upon the initial issuance of the Preferred Share of the series of which the Preferred Shares in question are a part before any distribution of the assets of the Corporation may be made to or set apart for the holders of Common Shares.

  If assets of the Corporation distributable to the holder of Preferred Shares are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of the Preferred Shares of all series in accordance with the amounts which would be payable on such distribution if all sums payable were discharged in full unless the Board of Directors upon the initial issuance of any series of Preferred Shares has provided otherwise. After payment in full of the preferential amounts required to be paid to the holders of the Preferred Shares than outstanding, the holder of Common Share shall be entitled, to the exclusion of the holders of Preferred Shares, to share in all remaining assets of the Corporation in accordance with their respective interests unless the Board of Directors upon the initial issuance of any series of Preferred Shares, or otherwise, has provided otherwise.

  For purposes of this article and any statement filed pursuant to law setting forth the designation, description, and term of any series of Preferred Shares the voluntary sale, lease, exchange, or transfer (for cash, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or its consolidation or merger with, any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation, voluntarily or involuntarily.

  (v)  Voting Rights.  Except as otherwise provided by the laws of the State of
       --------------
Colorado or subsection (i)6 of this Section (b), the holders of Preferred Share of all series shall not have the right to vote at any meeting of Shareholders in respect to any matter upon which the vote of Shareholders is required.

  Except as otherwise provided by the laws of the State of Colorado, these Articles of Incorporation, the Bylaws, or the Board of Directors acting pursuant to the authority set forth in subsection (i) of Section (b) and for so long as any Preferred Shares are outstanding, the Corporation shall not:

     1. without the affirmative vote or written consent of the holders of at least 50% of the then outstanding Preferred Shares voting separately by class without regard to series (a) create any class of stock ranking prior to the Preferred Shares as to dividends or liquidation, (b) increase the authorized number of shares of any such class of stock, or (c) alter or change any of the provisions hereof so as to adversely affect the preferences or the special rights or powers given to the preferred Shares; or

     2. without the affirmative vote or written consent of the holders of at least 50% of the then outstanding shares of all series of Preferred Shares voting separately as a series, alter or change any of the provisions hereof or in the resolution adopted by the Board of Directors providing for the issuance of a series, if such series has been issued and Preferred Shares of that series are then outstanding, so adversely to affect the preferences, special rights, or powers to such series.

  (vi)  Conversion Rights.  The holders of Preferred Shares shall have such
        ------------------
rights as are set forth by the Board of Directors in its resolution authorizing the issuance of the series of which such Preferred Shares are a part to convert their shares into any other class or series of Shares at such price or prices or at such rates of exchange and with such adjustments as shall be determined by the Board of Directors. Preferred Shares so converted shall have the status of authorized and unissued Preferred Shares and may be reissued as part of the series of which they were originally a part, or may be reclassified and reissued as part of a new series of Preferred Shares to be created by resolution of the Board of Directors or as part of any other series of Preferred Shares.

  (c)  General Provisions.  Subject to the foregoing provisions, such dividends
       -------------------
(either in cash, Shares or otherwise) as may be determined by the Board of Directors in its sole discretion may be declared and paid on the Common Shares from time to time in accordance with the laws of the State of Colorado; however, Preferred Shares shall not be entitled to participate in any such dividends whether payable in cash, Shares, or otherwise.

  (d)  Voting.  Each record holder of Common Shares (and to the extent, if any,
       -------
provided by the laws of the State of Colorado or by the Board of Directors acting pursuant to the authority set forth in Section (b)(i)6 of this article each record holder of Preferred Shares) shall have one vote on each matter submitted to a vote for each Share standing in his name on the books of the Corporation. Unless otherwise required under the laws of the State of Colorado, these

Articles of Incorporation, the Bylaws, or the resolution of the Board of Directors creating any series of Preferred Shares, no matter submitted to a Shareholder vote shall require the approval of a class or series of Shares.

  (e)  Quorum.  At all meetings of Shareholders, one-third (1/3) of the Shares
       -------
entitled to vote at such meeting, whether represented in person or by proxy, shall constitute a quorum and at any meeting at which a quorum is present the affirmative vote of a majority of the Shares represented at such meeting and entitled to vote on the subject matter shall be the act of the Shareholders.

  (f)  Distributions to Shareholders.  Distributions to liquidate, dissolve, or
       ------------------------------
wind up the Corporation may be made, after paying or adequately providing for the payment of all the debts and liabilities of the Corporation, from the assets of the Corporation to the holders of Shares in the order of priority established by the laws of the State of Colorado, these Articles of Incorporation, the Bylaws, and the resolutions of the Board of Directors in providing for the issuance of Shares by class or series. In addition, the Board of Directors may from time to time distribute to the holders of Shares in partial liquidation out of either capital or capital surplus of the Corporation a portion of the assets of the Corporation in cash or property, subject to any limitations imposed by the laws of the State of Colorado, these Articles of Incorporation, the Bylaws, and any resolution of the Board of Directors in providing for the issuance of Shares by class or series. Further, dividends in cash, property, or Shares may be paid, as, when, and if declared by the Board of Directors in its sole discretion out of funds of the Corporation to the extent and in the manner prescribed by the laws of the State of Colorado, these Articles of Incorporation, the Bylaws, and the resolutions of the Board of Directors in providing for the issuance of Shares by class or series.

  (g)  Stock Rights and Options.  The Corporation is authorized to create and
       -------------------------
issue, whether or not in connection with the issuance and sale of any of the Shares or other securities of the Corporation, rights or options entitling the holders thereof to purchase Shares or other securities from the Corporation. These rights and options shall be evidenced in such manner as the Board of Directors approves and must set forth the terms upon which, the time within which, the Shares and the number of Shares acquirable, and the price at which the options or rights may be exercised.

            SERIES A:  NON-DIVIDEND BEARING, REDEEMABLE CONVERTIBLE
                                PREFERRED STOCK

                     CERTIFICATE SETTING FORTH RESOLUTIONS
                                      BY
                            THE BOARD OF DIRECTORS
                           FOR INTERCELL CORPORATION
                  (PURSUANT TO THE COLORADO CORPORATION CODE)


  We, the undersigned, as the President and Secretary of Intercell Corporation, a Colorado corporation, the Articles of Incorporation of which are on file in the office of the Secretary of State for the State of Colorado, DO EACH HEREBY CERTIFY AND VERIFY: that the Board of Directors of Intercell Corporation, in accordance with said articles and pursuant to the laws of the State of Colorado, duly adopted on December 29, 1994, the preambles and resolutions attached hereto.

  IN WITNESS WHEREOF: we have set our hands and the corporate seal this 29th day of December, 1994.


                            INTERCELL CORPORATION



(SEAL)                       /s/ Mark Pierce
                            -----------------------
                            Mark Pierce, President



                             /s/ Tracy Landry
                            -----------------------
                            Tracy Landry, Secretary

                 UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING

                              BOARD OF DIRECTORS
                                      FOR
                             INTERCELL CORPORATION

  Pursuant to the provisions of Section 7-5-108, Colorado Revised Statues, as amended ("C.R.S.") - which provide that action required or permitted by the "Colorado Corporation Code" to be taken at a meeting of the board of directors of a Company may be taken without a meeting with the same force and effect as a unanimous vote of said board if the action is (i) evidenced by one or more written consents describing the action taken, (ii) signed by each director and
(iii) delivered to the secretary of the Company for filing with the corporate records - the undersigned, constituting all of the members of the board for Intercell Corporation (the "Board of Directors" and the "Company," respectively), do hereby waive any and all notice which may be required to be given with respect to a meeting of the Board of Directors and do hereby take, ratify, confirm and approve the following action to be effective as of December 29, 1994:

  WHEREAS, the Articles of Incorporation governing the Company (the "Articles of Incorporation") permit the issuance of preferred shares in series with such designations, preferences and relative participating, optional, or other rights and qualifications, limitations and restrictions as may be fixed by the Board of Directors, including, without limitation, the rate of dividends and redemption and conversion prices, all of which are to be determined after giving consideration to the financial and general condition of the Company and to the condition of the securities' markets existing at the time of issuance;

  WHEREAS, the holder of certain personal property which the Company wishes to acquire has indicated its willingness and desire to accept preferred equity in the Company solely in consideration for the sale of said property; and

  WHEREAS, the directors deem it advisable to issue a new series of preferred stock at this time to accomplish the aforesaid acquisition, having carefully investigated the financial and general condition of the Company and the relation of the condition of the Company to the condition of the securities' market, and have determined that it is in the best interests of the Company to establish a new series of preferred stock to be denominated "SERIES A: NON-DIVIDEND BEARING, REDEEMABLE, CONVERTIBLE PREFERRED STOCK," with the attributes set forth in this resolution;

  NOW THEREFORE, BE IT:

  RESOLVED, that the Board of Directors hereby authorizes the Company to issue in exchange for those assets held by Asia Skylink, Inc., Two Hundred Ten Thousand (210,000) shares of its "SERIES A: NON-DIVIDEND BEARING, CONVERTIBLE, REDEEMABLE, PREFERRED STOCK" at a price of $10.00 per share, which series shall have the following features:

  (a)  DIVIDENDS - the series shall be not be entitled to receive any dividends;

  (b) CONVERSION - the aforesaid holder shall be entitled to convert from time to time and at any time all or any part of its shares into common shares of the Company at a conversion price of $10.00 per share of such common stock beginning upon issuance of this series, which shall also, upon exercise, entitle the holder to the receipt of one Class A Common Stock Purchase Warrant;

  (c) REDEMPTION - the Company may redeem from time to time and at any time all or any part of the series upon the payment of $10.00 per share, less any previous distributions by the Company thereon;

  (d) LIQUIDATION PREFERENCE - the series shall not be entitled to a liquidation preference over any other series of preferred stock of the Company, but shall be entitled to a liquidation preference of $10.00 per share over the common shares of the Company;

  (e)  SINKING FUND -  the series shall have no sinking fund provisions;

  (f)  VOTING RIGHTS - the series shall carry no voting powers; and

  (g) ADDITIONAL PROVISIONS - the series shall be issued, upon compliance with the laws of the State of Colorado, in accordance with those terms set forth on Exhibit A hereto, which is specifically incorporated herein by this reference and adopted as the act of the Company:

  RESOLVED FURTHER, that the aforesaid warrants shall have such terms and conditions applicable to them as set forth in Schedule 1 to Exhibit A;

  RESOLVED FURTHER, that the President and Secretary are hereby authorized and directed to cause to be filed under corporate seal such certificates as shall be requisite to the end that the stock and warrants shall be issued as aforesaid said; and

  RESOLVED FINALLY, that the President be and he hereby is, authorized to (i) effectuate, to the extent necessary and appropriate, those actions taken hereby,
(ii) issue certificates for the shares and warrants, (iii) prepare a form of certificate for the shares and warrants in accordance with the above resolution and (iv) provide for filing all necessary documentation with the Secretary of State for the Sate of Colorado, applicable state securities authorities and the United States Securities and Exchange Commission.

  This consent may be signed in any one or more counterparts, all of which when taken together shall constitute the same, and when signed by all of the directors of the Company, may be certified by any proper officer as having been unanimously adopted by the Board of Directors on the effective date first set forth above.


/s/ Mark S. Pierce
-------------------
Mark S. Pierce

                                   EXHIBIT A

                          PREFERRED STOCK PROVISIONS

SERIES A: NON-DIVIDEND BEARING, REDEEMABLE, CONVERTIBLE

  The Series A: Non-Dividend Bearing, Redeemable, Convertible Preferred Stock (the "Preferred Stock") shall consist of one (1) series of Two Hundred Ten Thousand (210,000) shares with each share to be identical to every other in all respects. The "Capital Amount" for the Preferred Stock is $2,100,000 and the Capital Amount per share is $10.00, irrespective of the Company's allocation of the Capital Amount to stated and/or paid-in-capital. The following sets forth the provisions of the Preferred Stock.

PART 1:  DIVIDENDS

  The Preferred Stock shall not be entitled to any dividends.

PART 2:  CONVERSION

  (2.10) CONVERSION PRICE. The Capital Amount evidenced by the Preferred Stock from time to time may be converted in whole of in part at any time and from time to time into common stock at the sole option of the holder of the Preferred Stock at the price of $10.00 per common share. If converted prior to redemption, the holder shall also be entitled to receive, in addition to one share of common stock, a "CLASS A COMMON STOCK PURCHASE WARRANT," the terms and conditions of which are set forth on Schedule 1 attached hereto.

  (2.02) EXERCISE PROCEDURE. Any share shall be deemed to have been exercised when the Company shall have received the certificate evidencing such shares appropriately endorsed to reflect conversion thereof; whereupon the Company shall forthwith issue the shares of common stock and warrant to which the exercising shareholder is entitled.

  (2.03) RESERVATION OF SHARES. The Company shall at all times reserve and keep available for the purpose of effecting the conversion of the Preferred Stock the full number of shares of common stock then deliverable upon the conversion of all shares of then outstanding Preferred Stock.

  (2.04) FRACTIONAL SHARES. No fractional share of common stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay to the holder an amount equal to the book value allocable to the fractional share of common stock which would have otherwise been issued, as determined using Generally Accepted Accounting Principles.

  (2.05) PAYMENT OF TAXES. The Company shall pay any and all taxes that may be required in respect of the issuance or delivery of common stock and warrants on conversion. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of common stock or warrants in a name other than that in which the shares converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

  (2.06) REGISTRATION, APPROVAL AND LISTING. If any shares of common stock or warrants required to be issued upon conversion of Preferred Stock shall require registration with or approval by any governmental authority under any federal or state law, or listing on any national securities exchange before such shares or warrants may be issued, the holder shall, at his own expense, cause the accomplishment of the same. The Company in such event shall, as expeditiously as possible, assist the holder in his efforts and shall use its best efforts and shall use its best efforts, again at the holder's expense, to cause such shares to be duly registered of approved, as the case may be.

  (2.07) DELIVERY OF NEW CERTIFICATES. Certificates for common stock and warrants acquired upon conversion shall be delivered to the holder named therein within 15 days after exercise and delivery to the Company thereof. Unless all shares of Preferred Stock are converted or redeemed, the Company shall, within the aforesaid period, prepare a new certificate, substantially identical to that surrendered, representing the balance of the shares previously represented which have not been converted.

PART 3:  REDEMPTION

  (3.01) OPTIONAL REDEMPTION. All or any part of the Preferred Stock may be redeemed by the Company in its sole and exclusive discretion at any time and from time to time by payment of the Capital Amount per share to be redeemed. The Preferred Stock may no be redeemed until such time as the "market price" (average of inside bid and asked price) has been $12.50 or more for twenty consecutive trading days prior to the mailing of the redemption notice.

  (3.02) REDEMPTION NOTICE. Before making any redemption under this part, the Company shall mail to each record holder at his address a written notice stating: (i) the number of shares of Preferred Stock held of record by such holder which the Company proposes to redeem; (ii) the date on which the Company proposes to pay the Capital Amount per share for the shares to be redeemed;
(iii) the Capital Amount to be paid for each share redeemed; and (iv) the place at which the shares to be redeemed may be surrendered in exchange for the amount due. The Company shall provide such notice at least 30, but no more than 90, days prior to the established redemption date, except that the holders of Preferred Stock may waive such notice. The Company shall not be obligated to pay the redemption price until the shares to be redeemed are tendered and until the redemption date. Redemption shall be deemed to have occurred on the earlier of delivery to the Company of the Preferred Stock to be redeemed or the date set for redemption.

  (3.03) DETERMINATION OF NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. Unless all shares of Preferred Stock are redeemed, each record holder shall share on a pro rata basis with all other holders of Preferred Stock in any redemption.

  (3.04) REDEMPTION PRICE. For each share of Preferred Stock which shall be redeemed by the Company, the Company shall be obligated to pay to the record holder an amount equal to the Capital Amount allocated to each such share. Each holder of Preferred Stock shall be entitled to receive at any time after the redemption date the full Capital Amount per share at the redemption date upon surrender by the holder at the Company's principal executive office of the certificate representing the shares duly endorsed in blank or accompanied by an appropriate form of assignment duly endorsed in blank.

  (3.05) ALLOCATION OF PARTIAL REDEMPTION PAYMENTS AMONG HOLDERS OF PREFERRED STOCK. If at any time the Company shall elect to redeem only a portion of the Capital Amount then outstanding, each holder of Preferred Stock shall have the right to have redeemed his pro rata portion.

  (3.06) REDEEMED CUMULATIVE PREFERRED STOCK TO BE CANCELED OR RETURNED TO TREASURY. The Company, by resolution of its Board of Directors, may, in its sole discretion, either cancel or return to treasury any shares of Preferred Stock redeemed or for any other reason acquired.

PART 4:  LIQUIDATION

  The Preferred Stock shall be entitled to preferential liquidation rights over any other series of preferred stock previously or which may subsequently be issued by the Company. The Preferred Stock shall be entitled to preferential liquidation rights over the common stock, but only the extent of the Capital Amount then outstanding.

PART 5:  SINKING FUND

  The Preferred Stock shall not be entitled to the establishment of any sinking fund.

PART 6:  VOTING RIGHTS

  Except as otherwise provided by the Colorado Corporation Code and such other laws as may be or become applicable, the entire voting power for the election of directors and for all other purposes shall be exclusively vested in the holders of Common Stock or such other or subsequently authorized and issued series of preferred stock as such rights are granted or may accrue to. In the event that holders of Preferred Stock may become entitled to vote, the Preferred Stock is not entitled to cumulative voting, nor is it entitled to any preemptive or similar rights. Further, each share is entitled to one (1) vote on each matter submitted to a vote and to which it is entitled to vote.

PART 7:  ADJUSTMENT OF CONVERSION PRICE AND SHARES

  The Conversion Price shall be subject to adjustments as follows:

  (7.01) If the Company shall issue any shares of common stock as a share dividend or shall subdivide the number of outstanding shares of common stock into a greater number of shares of common stock into a greater number of shares, the conversion price per share shall be reduced proportionately and the number of shares acquirable shall be increased proportionately. Conversely, if the Company shall reduce the number of shares of commons stock outstanding by combining such shares into a smaller number of shares, the conversion price per share shall be increased proportionately and the number of shares of common stock purchasable shall be decreased proportionately.

  (7.02) Notwithstanding the provisions of this Part 7, no adjustments of the conversion price shall be made whereby such price is adjusted in an amount less the $.10 or until the aggregate of such adjustments shall equal or exceed $.10.

  (7.03) No adjustment of the conversion price shall be made as a result of or in connection with (i) the issuance of common stock pursuant to options, warrants, and/or share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option or warrant plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of common stock on exercise of any options pursuant to such plans, (iii) the issuance of common stock in connection with an acquisition, consolidation, recapitalization or merger of any type, (iv) compensation or similar arrangements for officers, employees, contractors, consultants or agents of the Company or any subsidiary or (v) the issuance of common stock in private or public offerings.

  (7.04) Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the common stock issuable upon conversion of the Preferred Stock, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of common stock at the adjusted conversion price.

PART 8:  ADDITIONAL PROVISIONS.

  The Preferred Stock may be subordinated in any respect to the terms and provisions of the common stock and to the terms and provisions of any other series of the Company's preferred stock which may be issued and become outstanding subsequent to the Preferred Stock, unless specifically provided to the contrary above.


                                  SCHEDULE 1

                          CLASS A WARRANT PROVISIONS

  The Class A Common Stock Purchase Warrants shall consist of one (1) series of Two Hundred Ten Thousand (210,000) warrants, with each warrant to be identical to every other in all respects. The following sets forth the provisions of the warrants.

PART 1:  EXERCISE

  (1.01) EXERCISE PRICE. The warrants in their entirety only may be exercised beginning December 29, 1995, through and including January 19, 1996. The warrants may not be exercised in part. Every Two and One-Tenth (2 1/10) warrant may be exercised upon the payment of $5.50 per warrant to acquire one common share.

  (1.02) EXERCISE PROCEDURE. Any warrants shall be deemed to have been exercised when the Company shall have received the certificate evidencing such appropriately endorsed to reelect conversion thereof; whereupon the Company shall forthwith issue the shares of common stock to which the exercising shareholder is entitled.

  (1.03) RESERVATION OF SHARES. The Company shall at all times reserve and keep available for the purpose of effecting the exercise of the warrants the full number of shares of common stock then deliverable upon the conversion of all warrants then outstanding.

  (1.04) FRACTIONAL SHARES. No Fractional share of common stock shall be issued upon exercise of the warrants, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay to the holder an amount equal to the book value allocable to the fractional share of common stock which would have otherwise been issued, as determined using Generally Accepted Accounting Principles.

  (1.05) PAYMENT OF TAXES. The Company shall pay any and all taxes that may be required in respect of the issuance or delivery of common stock on exercise.
The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of common stock in a name other than that in which the warrants converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

  (1.06) REGISTRATION, APPROVAL AND LISTING. If any shares of common stock required to be issued upon exercise of the warrants shall require registration with or approval by any governmental authority under any federal or state law, or listing on any national securities exchange before such shares may be issued, the holder shall, at his own expense, cause the accomplishment of the same. The Company in such event shall, as expeditiously as possible, assist the holder in his efforts and shall use its best efforts, again at the holder's expense, to cause such shares to be duly registered or approved, as the case may be.

  (1.07) DELIVERY OF NEW CERTIFICATES. Certificates for common stock acquired upon exercise shall be delivered to the holder named therein within 15 days after exercise and delivery to the Company thereof.

PART 2:  REDEMPTION

  The Company is not entitled to redeem the Warrants.

PART 3:  LIQUIDATION

  The warrants shall be not be entitled to any liquidation rights. If the Company liquidates during the period in which the warrants are outstanding, the warrants will simply cease to exist.

PART 4:  VOTING RIGHTS

  The warrants shall not be entitled to any voting rights.

PART 5:  ADJUSTMENT OF EXERCISE PRICE AND SHARES

  The Exercise Price shall be subject to adjustment as follows:

  (5.01) If the Company shall issue any shares of common stock as a share dividend or shall subdivide the number of outstanding shares of common stock into a greater number of shares, the exercise price per share shall be reduced proportionately and the number of shares acquirable shall be increased proportionately. Conversely, if the Company shall reduce the number of shares of common stock outstanding by combining such shares into a smaller number of shares, the exercise price per share shall be increased proportionately and the number of shares of common stock purchasable shall be decreased proportionately.

  (5.02) Notwithstanding the provisions of this Part 7, no adjustments of the exercise price shall be made whereby such price is adjusted in an amount less that $.10 or until the aggregate of such adjustments shall equal or exceed $.10.

  (5.03) No adjustment of the exercise price shall be made as a result of or in connection with (i) the issuance of common stock pursuant to options, warrants, and/or share purchase agreements outstanding or in effect on the date hereof,
(ii) the establishment of additional option or warrant plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of common stock on exercise of any options pursuant to such plans, (iii) the issuance of common stock in connection with an acquisition, consolidation, recapitalization or merger of any type, (iv) compensation or similar arrangements for officers, employees, contractors, consultants or agents of the Company or any subsidiary or (v) the issuance of common stock in private or public offerings.

     (5.04) Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the common stock issuable upon exercise of the warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of common stock at the adjusted exercise price.

                         CERTIFICATE OF DESIGNATION OF
                           SERIES B PREFERRED STOCK

                                      OF

                             INTERCELL CORPORATION


It is hereby certified that:

     1. The name of the Company (hereinafter called the "Company") is Intercell Corporation, a Colorado corporation.

     2. The certificate of incorporation of the Company authorize the issuance of Ten Million (10,000,000) shares of preferred stock, no par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series B issue of Preferred Stock:

     RESOLVED, that one thousand (1,000) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series B Preferred Stock, no par value per share, and shall possess the rights and preferences set forth below:

     Section 1.  Designation and Amount.  The shares of such series shall have
                 ----------------------
no par value and shall be designated as Series B Preferred Stock (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be one thousand (1,000). The Series B Preferred Stock shall be offered at a purchase price of Ten Thousand Dollars ($10,000) per share (the "Original Series B Issue Price"), with a ten percent (10%) per annum accretion rate as set forth herein.

     Section 2.  Rank.  The Series B Preferred Stock shall rank: (i) junior to
                 ----
any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series B Preferred Stock (collectively, the "Senior Securities"); (ii) prior to all of the Company's Common Stock, no par value per share ("Common Stock"); (iii) prior to any existing class or series of preferred stock ("Existing Preferred Stock"); (iv) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series B Preferred Stock of whatever subdivision (collectively, with the Common Stock and the Existing Preferred Stock, "Junior Securities"); and (v) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     Section 3.  Dividends.  The Series B Preferred Stock will bear no
                 ---------
dividends, and the holders of the Series B Preferred Stock ("Holders") shall not be entitled to receive dividends on the Series B Preferred Stock.

     Section 4.  Liquidation Preference.
                 ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of Series B Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (i) the Original Series B Issue Price for each outstanding share of Series B Preferred Stock and (ii) an amount equal to ten percent (10%) of the Original Series B Issue Price per annum for the period that has passed since the date that, in connection with the consummation of the purchase by Holder of shares of Series B Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the shares of Series B Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series B Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series B Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series B Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

          (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

          (c) At each Holder's option, a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 4; provided further that an event described in the prior clause that the Holder does not elect to treat as a liquidation and a consolidation, merger, acquisition, or other business combination of the Company with or into any other company or companies shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to Section 5(f) hereof.

          (d) In the event that, immediately prior to the closing of a transaction described in Section 4(c) which would constitute a liquidation event, the cash distributions required by Section 4(a) or Section 6 have not been made, the Company shall either: (i) cause such closing to be postponed until such cash distributions have been made, or (ii) cancel such transaction, in which event the rights of the Holders of Series B Preferred Stock shall be the same as existing immediately prior to such proposed transaction.

     Section 5.  Conversion.  The record Holders of this Series B Preferred
                 ----------
Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each record Holder of Series B Preferred Stock shall be entitled (at the times and in the amounts set forth below) and subject to the Company's right of redemption set forth in Section 6(a), at the office of the Company or any transfer agent for the Series B Preferred Stock (the "Transfer Agent"), to convert (in multiples of one (1) share of Preferred Stock) as follows: (x) up to one-third (1/3) of the shares of Series B Preferred Stock initially issued to such Holder at any time beginning forty-five (45) days following the date of the last closing of a purchase and sale of Series B Preferred Stock that occurs pursuant to the offering of the Series B Preferred Stock by the Company (the "Last Closing Date") and at any time thereafter, (y) up to an additional one-third (1/3) of the shares of Series B Preferred Stock initially issued to such Holder at any time beginning seventy-five (75) days following the Last Closing Date and at any time thereafter, and (z) all remaining Series B Preferred Stock held by such Holder at any time beginning one hundred five (105) days following the Last Closing Date (each of the time periods referenced in subclauses (x), (y) and (z) is hereinafter referred to singularly as a "Conversion Gate") at the office of the Company or any Transfer Agent for the Series B Preferred Stock, into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula (the "Conversion Rate"):

Number of shares issued upon conversion of one (1) share of Series B Preferred Stock =

                        (.10) (N/365) (10,000) + 10,000
                        -------------------------------
                                Conversion Price

where,

     N= the number of days between (i) the date that, in connection with the consummation of the initial purchase by Holder of shares of Series B Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the shares of Series B Preferred Stock for which conversion is being elected, and (ii) the applicable Date of Conversion (as defined in Section 5(c)(iv) below) for the shares of Series B Preferred Stock for which conversion is being elected, and

     Conversion Price = the lesser of (x) 100% of the average Closing Bid Price, as that term is defined below, for the five (5) trading days ending on June 26, 1996, which amount is equal to $ 3.9375 (the "Fixed Conversion Price"), or (y) 85% of the average Closing Bid Price, as that term is defined below, of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below (the "Variable Conversion Price").

     For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the Nasdaq Small Cap Market, or if not traded on the Nasdaq Small Cap Market, the closing bid price on the principal national securities exchange or the National Market System on which the Common Stock is so traded and if not available, the mean of the high and low prices on the principal national securities exchange or the National Market System on which the Common Stock is so traded.

          (b) Conversion at Market Price. Notwithstanding the limitations on conversion set forth above, each record Holder of Series B Preferred Stock shall be entitled to convert, subject to the Company's right of redemption set forth in section 6(a), the Preferred Stock (in multiples of one (1) share of Preferred Stock) prior to the applicable Conversion Gate (but no earlier than forty-five
(45) days following the Last Closing Date), at the office of the Transfer Agent, into that number of fully-paid and non-assessable shares of Common Stock of Company calculated in accordance with the Conversion Rate set forth above; provided, however, that, for purposes of the conversion pursuant to this subsection 4(b), the Conversion Price shall equal the Closing Bid Price of the Company's Common Stock on the trading day immediately prior to the Date of Conversion.

          (c) Mechanics of Conversion. In order to convert Series B Preferred Stock into full shares of Common Stock, the Holder shall (i) fax, on or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the date of conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Company at the office of the Company or its designated transfer agent (the "Transfer Agent") for the Series B Preferred Stock stating that the Holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series B Preferred Stock to be converted, the applicable conversion price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) surrender to a common courier for delivery to the office of the Company or the Transfer Agent, the original certificates representing the Series B Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the Holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). Upon receipt by Company of a facsimile copy of a Notice of Conversion, Company shall immediately send, via facsimile, a confirmation of receipt of the Notice of Conversion to Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Company shall promptly issue to the Holder the number of Shares that are not disputed and shall submit the disputed calculations to its outside accountant via facsimile within three
(3) days of receipt of Holder's Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify Company and Holder of the results no later than forty-eight (48) hours from the time it receives the disputed calculations. Accountant's calculation shall be deemed conclusive absent manifest error.

          (i) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests Company to convert such Series B Preferred Stock into Common Stock.

          (ii) Delivery of Common Stock Upon Conversion. The Transfer Agent or the Company (as applicable) shall, no later than the close of business on the second (2nd) business day (the "Deadline") after receipt by the Company or the Transfer Agent of a facsimile copy of a Notice of Conversion and receipt by Company or the Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost or destroyed certificates, if required), issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two
(2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

          (iii) No Fractional Shares. If any conversion of the Series B Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next lower number of shares.

          (iv) Date of Conversion. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before 11:59 p.m., New York City time, on the Date of Conversion, and (ii) that the original Preferred Stock Certificates representing the shares of Series B Preferred Stock to be converted are surrendered by depositing such certificates with a common courier, as provided above, and received by the Transfer Agent or the Company as soon as practicable after the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

          (d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (e) Automatic Conversion. Each share of Series B Preferred Stock outstanding on the date which is three (3) years after the Last Closing Date automatically shall be converted into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above), and the date which is three (3) years after the Last Closing Date shall be deemed the Date of Conversion with respect to such conversion.

          (f)  Adjustment to Conversion Rate.

               (i) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the conversion of all of the Series B Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

          (ii) Adjustment to Variable Conversion Price. If, at any time when any shares of the Series B Preferred Stock are issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any conversion of the Series B Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five (5) trading days immediately preceding the Date of Conversion.

          (iii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets or there is a change of control transaction not deemed to be a liquidation pursuant to section 4(c), then the Holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series B Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(f)(iii) unless (a) it first gives thirty (30) business days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time the Holder shall be entitled to convert its shares of Series B Preferred Stock into Common Stock) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Certificate of Designation including this subsection 5(f)(iii).

          (iv) No Fractional Shares. If any adjustment under this Section 5(f) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next lower number of shares.

     Section 6.  Redemption by Company.
                 ---------------------

          (a) Company's Right to Redeem Upon Receipt of Notice of Conversion.
If the Conversion Price of the Company's Common Stock is less than the Fixed Conversion Price (as defined in Section 5(a)), at the time of receipt of a Notice of Conversion pursuant to Section 5, the Company shall have the right, in its sole discretion, to redeem in whole or in part any Series B Preferred Stock submitted for conversion, immediately prior to and in lieu of conversion ("Redemption Upon Receipt of Notice of Conversion"). If the Company elects to redeem some, but not all, of the Series B Preferred Stock submitted for conversion, the Company shall redeem from among the Series B Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each such Holder so submitting Series B Preferred Stock for conversion.

          (i) Redemption Price Upon Receipt of a Notice of Conversion. The redemption price per share of Series B Preferred Stock under this Section 6(a) shall be calculated in accordance with the following formula ("Redemption Rate"):

[[(.10)(N/365) (10,000)] + 10,000] x Closing Bid Price on Date of Conversion
                                     ---------------------------------------
                                                 Conversion Price

where,

     "N," "Date of Conversion," "Closing Bid Price" and "Conversion Price" shall have the same meanings as defined in Section 5.

          (ii) Mechanics of Redemption Upon Receipt of Notice of Conversion. The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile, by 5:00 p.m. New York City time the next business day following receipt of a Notice of Conversion from a Holder, and the Company shall provide a copy of such redemption notice by overnight or two (2) day courier, to
(A) the Holder of the Series B Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Company's register for the Series B Preferred Stock and (B) the Company's Transfer Agent. Such redemption notice shall indicate whether the Company will redeem all or part of the Series B Preferred Stock submitted for conversion and the applicable redemption price.

          (b) Company's Right to Redeem at its Election. At any time, commencing twelve (12) months and one (1) day after the Last Closing Date, the Company shall have the right, in its sole discretion, to redeem ("Redemption at Company's Election"), from time to time, any or all of the Series B Preferred Stock; provided (i) Company shall first provide thirty (30) business days advance written notice as provided in subparagraph 6(b)(ii) below (which can be given beginning thirty (30) business days prior to the date which is twelve (12) months and one (1) day after the Last Closing Date), and (ii) that the Company shall only be entitled to redeem Series B Preferred Stock having an aggregate Stated Value (as defined below) of at least One Million Five Hundred Thousand Dollars ($1,500,000). If the Company elects to redeem some, but not all, of the Series B Preferred Stock, the Company shall redeem a pro-rata amount from each Holder of the Series B Preferred Stock.

             (i) Redemption Price At Company's Election. The "Redemption Price At Company's Election" shall be calculated as a percentage of Stated Value, as that term is defined below, of the Series B Preferred Stock redeemed pursuant to this Section 6(b), which percentage shall vary depending on the date of Redemption at Company's Election (as defined below), and shall be determined as follows:


Date of Notice of Redemption at Company's Election                      % of Stated Value
--------------------------------------------------                      -----------------
12 months and 1 day to 18 months following Last Closing Date                 130%
18 months and 1 day to 24 months following Last Closing Date                 125%
24 months and 1 day to 30 months following Last Closing Date                 120%
30 months and 1 day to 36 months following Last Closing Date                 115%


     For purposes hereof, "Stated Value" shall mean the Original Series B Issue Price (as defined in Section 4(a)) of the shares of Series B Preferred Stock being redeemed pursuant to this Section 6(b), together with the accrued but unpaid Premium (as defined in Section 4(a)).

              (ii) Mechanics of Redemption at Company's Election. The Company shall effect each such redemption by giving at least thirty (30) business days prior written notice ("Notice of Redemption At Company's Election") to (A) the Holders of the Series B Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Company's Series B Preferred stock register and (B) the Transfer Agent, which Notice of Redemption At Company's Election shall be deemed to have been delivered three (3) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption At Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Series B Preferred Stock that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Company's Election") and (iii) the applicable Redemption Price At Company's Election, as defined in subsection (b)(i) above. Notwithstanding the above, Holder may convert into Common Stock pursuant to section 5, prior to the close of business on the Date of Redemption at Company's Election, any Series B Preferred Stock which it is otherwise entitled to convert, including Series B Preferred Stock that has been selected for redemption at Company's election pursuant to this subsection 6(b); provided, however, that the Company shall still be entitled to exercise its right to redeem upon receipt of a Notice of Conversion pursuant to section 6(a).

          (c) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure under Sections 6(a) and 6(b) unless it has:

              (i) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

             (ii) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

            (iii) an agreement with a standby underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemption; or

             (iv) a combination of the items set forth in (i), (ii) and (iii) above, aggregating the full amount of the redemption price.

          (d)  Payment of Redemption Price.

               (i) Each Holder submitting Preferred Stock being redeemed under this Section 6 shall send their Series B Preferred Stock Certificates so redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election. The Company shall not be obligated to deliver the redemption price unless the Preferred Stock Certificates so redeemed are delivered to the Company or its Transfer Agent, or, in the event one (1) or more certificates have been lost, stolen, mutilated or destroyed, unless the Holder has complied with Section 5(c)(i).

              (ii) If Company elects to redeem pursuant to Section 6(a) hereof, and Company fails to pay Holder the redemption price within the time frame as required by this Section 6(d), then Company shall issue shares of Common Stock to any such Holder who has submitted a Notice of Conversion in compliance with
Section 5(c) hereof. The shares to be issued to Holder pursuant to this provision shall be the number of shares determined using a Conversion Price (as defined in Section 6 hereof) that equals the lesser of (i) the Conversion Price on the date Holder sends its Notice of Conversion to Company or Transfer Agent via facsimile or (ii) the Conversion Price on the date the Transfer Agent issues Common Stock pursuant to this Section 6(d)(ii). The issuance of such shares shall not affect the Company's liability for damages, if any, to the Holder resulting from its failure to redeem.

          (e) Blackout Period. Notwithstanding the foregoing, the Company may not either send out a redemption notice or effect a redemption pursuant to
Section 6(b) above during a Blackout Period (defined as a period during which the Company's officers or directors would not be entitled to buy or sell stock because of their holding of material non-public information), unless the Company shall first disclose the non-public information that resulted in the Blackout Period; provided, however, that no redemption shall be effected until at least ten (10) days after the Company shall have given the Holder written notice that the Blackout Period has been lifted.

     Section 7.  Advance Notice of Redemption.
                 ----------------------------

          (a) Holder's Right to Elect to Receive Notice of Cash Redemption by the Company. Holder shall have the right to require Company to provide advance notice stating whether the Company will elect to redeem Holder's shares of Series B Preferred Stock in cash, pursuant to the Company's redemption rights discussed in Section 6(a).

          (b) Mechanics of Holder's Election Notice. Holder shall send notice ("Election Notice") to the Company and such other person(s) as the Company may designate, via facsimile, Holder's intention to require Company to disclose that if Holder were to exercise his, her or its right of conversion (pursuant to Section 5) whether Company would elect to redeem a specific number of shares of Holder's Series B Preferred Stock for cash in lieu of issuing Common Stock. Company is required to disclose to Holder what action Company would take over the subsequent twenty (20) business day period, including the date of such Election Notice, as further discussed in subsection 7(c).

          (c) Company's Response. Upon receipt by the Company of a facsimile copy of an Election Notice, Company shall immediately send, via facsimile, a confirmation of receipt of the Election Notice to Holder, which shall specify that the Election Notice has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the requested advance notice. Thereafter, the Company must respond by the close of business on the next business day following receipt of Holder's Election Notice (1) via facsimile and (2) by depositing such response with an overnight or two (2) day courier. The Company's response must state whether it would redeem the shares, in whole or in part, or allow conversion into shares of Common Stock without redemption. If Company does not respond to Holder within one (1) business day via facsimile and overnight or two
(2) day courier, Company shall be required to issue to Holder Common Stock upon Holder's conversion within the subsequent twenty (20) business day period of Holder's Election Notice. However, if the Company's Common Stock price decreases so that under the Conversion Rate Company would be required to issue more than an additional ten percent (10% ) of shares of Common Stock than Holder was entitled to receive at the time Holder sent Company its Election Notice, then Company shall no longer be bound to convert Holder's Preferred Stock into Common Stock but may elect to redeem for cash.

     Section 8.  Voting Rights.  The Holders of the Series B Preferred Stock
                 -------------
shall have no voting power whatsoever, except as otherwise provided by the Colorado Business Corporation Act ("Colorado Law"), and no Holder of Series B Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the shareholders.

     Notwithstanding the above, Company shall provide Holder with notification of any meeting of the shareholders regarding any major corporate events affecting the Company. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to Holder, at least ten (10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     To the extent that under Colorado Law the vote of the Holders of the Series B Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under Colorado Law) shall constitute the approval of such action by the class. To the extent that under Colorado Law the Holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Series B Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company's by-laws and applicable statutes.

     Section 9.  Protective Provision.  So long as shares of Series B Preferred
                 --------------------
Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Colorado Law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

          (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock or any Senior Securities so as to affect adversely the Series B Preferred Stock; provided, however, that no such change may be approved at any time on or prior to the fortieth (40th) day following the Last Closing Date unless such change is unanimously approved by all Holders;

          (b) create any new class or series of stock having a preference over or on parity with the Series B Preferred Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of Series B Preferred; or

          (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

  In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) business days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change (notwithstanding the forty-five (45) day, seventy-five (75) day, and one hundred five (105) day holding requirements set forth in Section 5(a) hereof), or continue to hold their shares of Series B Preferred Stock provided, however, that the Dissenting Holders may not convert anytime on or before the fortieth
(40th) day following the Last Closing Date.

     Section 10.  Status of Converted or Redeemed Stock.  In the event any
                  -------------------------------------
shares of Series B Preferred Stock shall be converted or redeemed pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series B Preferred Stock.

     Section 11.  Preference Rights.  Nothing contained herein shall be
                  -----------------
construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series B Preferred Stock.

Signed on July 10, 1996


                              By: /s/ Gordon Sales
                                  -----------------------
                                  Gordon Sales, President

                         CERTIFICATE OF DESIGNATION OF
                           SERIES C PREFERRED STOCK

                                      OF

                             INTERCELL CORPORATION

It is hereby certified that:

     1. The name of the Company (hereinafter called the "Company") is Intercell Corporation, a Colorado corporation.

     2. The certificate of incorporation of the Company authorizes the issuance of Ten Million (10,000,000) shares of preferred stock, no par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series C issue of Preferred Stock:

     RESOLVED, that Six Hundred (600) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series C Preferred Stock, no par value per share, and shall possess the rights and preferences set forth below:

     Section 1.  Designation and Amount.  The shares of such series shall have
                 ----------------------
no par value per share and shall be designated as Series C Preferred Stock (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be Six Hundred (600). The Series C Preferred Stock shall be offered at a purchase price of Ten Thousand Dollars ($10,000) per share (the "Original Series C Issue Price"), with an eight percent (8%) per annum accretion rate as set forth herein.

     Section 2.  Rank.  The Series C Preferred Stock shall rank: (i) junior to
                 ----
the Company's Series B Preferred Stock and any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series C Preferred Stock (collectively, the "Senior Securities"); (ii) prior to all of the Company's Common Stock, no par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series C Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     Section 3.  Dividends.  The Series C Preferred Stock will bear no
                 ---------
dividends, and the holders of the Series C Preferred Stock ("Holders") shall not be entitled to receive dividends on the Series C Preferred Stock.

     Section 4.  Liquidation Preference.
                 ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company ("Liquidation Event"), either voluntary or involuntary, the Holders of shares of Series C Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (i) the Original Series C Issue Price for each outstanding share of Series C Preferred Stock and (ii) an amount equal to eight percent (8%) of the Original Series C Issue Price per annum for the period that has passed since the date that, in connection with the consummation of the purchase by Holder of shares of Series C Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the shares of Series C Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series C Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series C Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series C Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

          (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

          (c) At each Holder's option, a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which any person or entity acquires more than fifty percent (50%) of the voting power of the Company (a "Change of Control") shall be deemed to be a Liquidation Event as defined in Section 4(a); provided further that (i) a consolidation, merger, acquisition, or other business combination of the Company with or into any other publicly traded company or companies shall not be treated as a Liquidation Event as defined in Section 4(a), but instead shall be treated pursuant to Section 5(e)(iii) hereof, and (ii) a consolidation, merger, acquisition, or other business combination of the Company with or into any other non-publicly traded company or companies shall be treated as a Liquidation Event as defined in
Section 4(a). The Company shall not effect any transaction described in subsection 4(c)(ii) unless it first gives thirty (30) business days prior notice of such transaction (during which time the Holder shall be entitled to immediately convert any or all of its shares of Series C Preferred Stock into Common Stock at the Conversion Price, as defined below, then in effect, which conversion shall not be subject to the conversion restrictions set forth in
Section 5(a)).

          (d) In the event that, immediately prior to the closing of a transaction described in Section 4(c) which would constitute a Liquidation Event, the cash distributions required by Section 4(a) or Section 6 have not been made, the Company shall either: (i) cause such closing to be postponed until such cash distributions have been made, or (ii) cancel such transaction, in which event the rights of the Holders of Series C Preferred Stock shall be the same as existing immediately prior to such proposed transaction.

     Section 5.  Conversion.  The record Holders of this Series C Preferred
                 ----------
Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each record Holder of Series C Preferred Stock shall be entitled to convert the aggregate Series C Preferred Stock initially issued to such Holder i) at the Fixed Conversion Price (as defined below), at any time after the date that is four (4) months after the date of the Last Closing and ii) at the Variable Conversion Price (as defined below), at the times and in the amounts as follows:


       No. of Months            Percentage of Series C Preferred Stock Initially
After the Last Closing Date     Issued to such Holder Available for Conversion
---------------------------     ------------------------------------------------

         4 months                                     20%
         5 months                                     40%
         6 months                                     60%
         7 months                                     80%
         8 months                                     100%


provided, however, that a Holder may not convert more than twenty-five percent (25%) of the aggregate number of shares of Preferred Stock initially issued to such Holder at the Variable Conversion Price in any given one month period, beginning on the date that is four (4) months following the Last Closing Date and beginning the same day of each subsequent month thereafter until the date that is eight (8) months following the Last Closing Date (the "Monthly Conversion Limit"). Subsequent to the date that is eight (8) months following the Last Closing Date, there shall be no restrictions on the number of shares of Series C Preferred Stock convertible into Common Stock.

     As used herein, "Last Closing Date" shall mean the date of the last closing of a purchase and sale of the Series C Preferred Stock that occurs pursuant to the offering of the Series C Preferred Stock by the Company.

     The date that is four (4) months following the Last Closing Date and the same day of each subsequent monthly period referenced above are hereinafter referred to singularly as a "Conversion Gate" and collectively as "Conversion Gates". At the applicable Conversion Gate and at any time thereafter, the percentage of the aggregate Series C Preferred Stock initially issued to such Holder which is available for conversion as set forth above is convertible into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula (the "Conversion Rate"):

     Number of shares issued upon conversion of one (1) share of Series C Preferred Stock =

                        (.08) (N/365) (10,000) + 10,000
                        -------------------------------
                                Conversion Price

     where,

     N= the number of days between (i) the date that, in connection with the consummation of the initial purchase by Holder of shares of Series C Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the shares of Series C Preferred Stock for which conversion is being elected, and (ii) the applicable Date of Conversion (as defined in Section 5(b)(iv) below) for the shares of Series C Preferred Stock for which conversion is being elected, and

     Conversion Price = the lesser of (x) $3.25 (the "Fixed Conversion Price"), or (y) 85% of the average Closing Bid Price, as that term is defined below, of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below (the "Variable Conversion Price").

For purposes hereof, any Holder which acquires shares of Series C Preferred Stock from another Holder (the "Transferor") and not upon original issuance from the Company shall be entitled to exercise its conversion right as to the percentages of such shares specified under Section 5(a) in such amounts and at such times such that the number of shares eligible for conversion by such Holder at any time shall be in the same proportion that the number of shares of Series C Preferred Stock acquired by such Holder from its Transferor bears to the total number of shares of Series C Preferred Stock originally issued by the Company to such Transferor (or its predecessor Transferor).

     For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price as reported by the OTC Bulletin Board or the Nasdaq Small Cap Market or the Nasdaq National Market, or if not traded on the OTC Bulletin Board or the Nasdaq Small Cap Market or the Nasdaq National Market, the closing bid price on the over the counter market, the principal national securities exchange or the National Market System on which the Common Stock is so traded and if not available, the mean of the high and low prices on the over the counter market, including but not limited to the Bulletin Board or the Pink Sheets, the principal national securities exchange or the National Market System on which the Common Stock is so traded.

          (b) Mechanics of Conversion. In order to convert Series C Preferred Stock into full shares of Common Stock, the Holder shall (i) fax, on or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the Date of Conversion (as defined below), a copy of the fully executed notice of conversion ("Notice of Conversion") to the Company and to First Union National Bank, the custodian of the Common Stock (the "Custodian") stating that the Holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series C Preferred Stock to be converted, the applicable conversion price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) surrender to a common courier for delivery to the office of the Company or the Custodian, the original certificates representing the Series C Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Company or the Custodian as provided above, or the Holder notifies the Company or the Custodian that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). Upon receipt by Company of a facsimile copy of a Notice of Conversion, Company shall immediately send, via facsimile, a confirmation of receipt of the Notice of Conversion to Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Company shall promptly issue or cause the Custodian to issue to the Holder the number of shares that are not disputed and shall submit the disputed calculations to its outside accountant via facsimile within three (3) days of receipt of Holder's Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify Company, Custodian and Holder of the results no later than forty-eight (48) hours from the time it receives the disputed calculations. Accountant's calculation shall be deemed conclusive absent manifest error. All Notices of Conversion shall be irrevocable.

          (i) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests Company to convert such Series C Preferred Stock into Common Stock.

               (ii) Delivery of Common Stock Upon Conversion. The Company either:

                    (x) shall use its best efforts to cause the Custodian, no later than the close of business on the following business day, and, in any event, shall cause the Custodian, no later than the close of business on the second (2nd) business day after receipt by the Company or the Custodian of a facsimile copy of a Notice of Conversion (the "Custodian's Deadline"), to surrender to a common courier for overnight delivery to the Company's transfer agent (the "Transfer Agent") a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid and shall cause the Transfer Agent to countersign the Common Stock certificate(s) which it receives from the Custodian and, no later than the close of business on the business day following the day it receives the Common Stock certificate(s) and receives written confirmation from the Custodian or the Company that the Custodian or the Company has received all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost or destroyed certificates, if required)(the "Transfer Agent's Deadline"), to surrender such Common Stock certificate(s) to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company (or to such other address as the Holder shall provide in writing), or

                    (y) shall use its best efforts to cause its Transfer Agent, no later than the close of business on the following business day, and, in any event shall cause its Transfer Agent, no later than the close of business on the second (2nd) business day (the "Deadline"), after receipt by the Company or the Custodian of a facsimile copy of a Notice of Conversion and receipt by the Company or the Custodian of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost or destroyed certificates, if required), to issue and surrender for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company (or to such other address as the Holder shall provide in writing) a countersigned certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

                (iii) No Fractional Shares. If any conversion of the Series C Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next lower number of shares.

                (iv) Date of Conversion. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company or the Custodian before 11:59 p.m., New York City time, on the Date of Conversion, and (ii) that the original Preferred Stock Certificates representing the shares of Series C Preferred Stock to be converted are surrendered by depositing such certificates with a common courier, for delivery to the Company or the Custodian as provided above, as soon as practicable after the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

          (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (d) Automatic Conversion. Each share of Series C Preferred Stock outstanding on the date which is three (3) years after the Last Closing Date or, if not a business day, the first business day thereafter ("Termination Date") automatically shall either (i) be converted ("Automatic Conversion") into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above), and the Termination Date shall be deemed the Date of Conversion with respect to such conversion or, at the Company's option, (ii) be redeemed ("Automatic Redemption") by the Company for cash in an amount equal to the Stated Value (as defined in Section 6(b)(i) below) of the shares of Series C Preferred Stock being redeemed. If the Company elects to redeem, the Company shall send to the Holders of outstanding Series C Preferred Stock notice (the "Automatic Redemption Notice") on the fifth (5th) day immediately preceding the Termination Date, via facsimile of its intent to effect an Automatic Redemption of the outstanding Series C Preferred Stock. If the Company does not send such notice to Holder on such date, an Automatic Conversion shall be deemed to have occurred. If an Automatic Conversion occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Certificate of Designation; provided, however, that the Holders are not required to send the Notice of Conversion contemplated by
Section 5(b). If the Company elects to redeem, each Holder of outstanding Series C Preferred Stock shall send their certificates representing the Series C Preferred Stock to the Company within five (5) days of the date of receipt of the Automatic Redemption Notice from the Company, and the Company shall pay the applicable redemption price to each respective Holder within five
(5) days of the receipt of such certificates. The Company shall not be obligated to deliver the redemption price unless the certificates representing the Series C Preferred Stock are delivered to the Company, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, unless the Holder has complied with Section 5(b)(i). If the Company elects to redeem under this Section 5(d) and the Company fails to pay the Holders the redemption price within five (5) days of the Termination Date as required by this Section 5(d), then an Automatic Conversion shall be deemed to have occurred and, upon receipt of the Preferred Stock Certificates, the Company shall immediately deliver to the Holders the certificates representing the number of shares of Common Stock to which the Holders would have been entitled upon Automatic Conversion.

          (e)  Adjustment to Conversion Rate.

               (i) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the conversion of all of the Series C Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

               (ii) Adjustment to Variable Conversion Price. If, at any time when any shares of the Series C Preferred Stock are issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any conversion of the Series C Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five (5) trading days immediately preceding the Date of Conversion.

              (iii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series C Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets or there is a Change of Control deemed not to be a Liquidation Event pursuant to section 4(c), then the Holders of Series C Preferred Stock shall thereafter have the right to receive upon conversion of Series C Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series C Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(e)(iii) unless (a) it first gives thirty (30) business days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time the Holder shall be entitled to convert its shares of Series C Preferred Stock into Common Stock) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Certificate of Designation including this subsection 5(e)(iii).

              (iv) No Fractional Shares. If any adjustment under this Section 5(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next lower number of shares.

     Section 6.  Redemption by Company.
                 ---------------------

            (a) Company's Right to Redeem Upon Receipt of Notice of Conversion. If the Conversion Price of the Company's Common Stock is less than the Fixed Conversion Price (as defined in Section 5(a)), at the time of receipt of a Notice of Conversion pursuant to Section 5, the Company shall have the right, in its sole discretion, to redeem in whole or in part any Series C Preferred Stock submitted for conversion at the Redemption Rate (as defined below), immediately prior to and in lieu of conversion ("Redemption Upon Receipt of Notice of Conversion"). If the Company elects to redeem some, but not all, of the Series C Preferred Stock submitted for conversion, the Company shall redeem from among the Series C Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each such Holder so submitting Series C Preferred Stock for conversion.

                 (i) Redemption Price Upon Receipt of a Notice of Conversion. The redemption price of Series C Preferred Stock under this Section 6(a) shall be calculated as follows ("Redemption Rate"):

          Redemption Rate = Stated Value x 117.6%

where,

     "Stated Value" shall have the same meaning as defined in Section 6(b)(i) below.

                 (ii) Mechanics of Redemption Upon Receipt of Notice of Conversion. The Company shall effect each such redemption by giving notice to the Holder and to the Custodian of its election to redeem, by facsimile, by 5:00 p.m. New York City time the next business day following receipt of a Notice of Conversion from a Holder, and the Company shall provide a copy of such redemption notice by overnight or two (2) day courier, to (A) the Holder of the Series C Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Company's register for the Series C Preferred Stock and (B) the Custodian. Such redemption notice shall indicate whether the Company will redeem all or part of the Series C Preferred Stock submitted for conversion and the applicable redemption price.

          (b) Company's Right to Redeem at its Election. At any time, commencing twelve (12) months and one (1) day after the Last Closing Date, the Company shall have the right, in its sole discretion, to redeem ("Redemption at Company's Election"), from time to time, any or all of the Series C Preferred Stock; provided that (i) Company shall first provide thirty (30) business days advance written notice as provided in subparagraph 6(b)(ii) below (which can be given beginning thirty (30) business days prior to the date which is twelve (12) months and one (1) day after the Last Closing Date), and (ii) the Company shall only be entitled to redeem Series C Preferred Stock having an aggregate Stated Value (as defined below) of at least One Million Five Hundred Thousand Dollars ($1,500,000). If the Company elects to redeem some, but not all, of the Series C Preferred Stock, the Company shall redeem a pro-rata amount from each Holder of the Series C Preferred Stock.

               (i) Redemption Price At Company's Election. The "Redemption Price At Company's Election" shall be calculated as a percentage of Stated Value, as that term is defined below, of the Series C Preferred Stock redeemed pursuant to this Section 6(b), which percentage shall vary depending on the date of Redemption at Company's Election (as defined below), and shall be determined as follows:


Date of Notice of Redemption at Company's Election           % of Stated Value
--------------------------------------------------           -----------------
12 months and 1 day to 18 months following Last Closing Date        130%
18 months and 1 day to 24 months following Last Closing Date        125%
24 months and 1 day to 30 months following Last Closing Date        120%
30 months and 1 day to 36 months following Last Closing Date        115%


     For purposes hereof, "Stated Value" shall mean the Original Series C Issue Price (as defined in Section 1) of the shares of Series C Preferred Stock being redeemed pursuant to this Section 6(b), together with the accrued but unpaid Premium (as defined in Section 4(a)).

              (ii) Mechanics of Redemption at Company's Election. The Company shall effect each such redemption by giving at least thirty (30) business days prior written notice ("Notice of Redemption At Company's Election") to (A) the Holders of the Series C Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Company's Series C Preferred stock register and (B) the Custodian, which Notice of Redemption At Company's Election shall be deemed to have been delivered three (3) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption At Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Series C Preferred Stock that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Company's Election") and (iii) the applicable Redemption Price At Company's Election, as defined in subsection (b)(i) above. Notwithstanding the above, Holder may convert into Common Stock pursuant to section 5, prior to the close of business on the Date of Redemption at Company's Election, any Series C Preferred Stock which it is otherwise entitled to convert, including Series C Preferred Stock that has been selected for redemption at Company's election pursuant to this subsection 6(b); provided, however, that the Company shall still be entitled to exercise its right to redeem upon receipt of a Notice of Conversion pursuant to section 6(a).

          (c) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure under Sections 6(a) and 6(b) unless it has:

              (i) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

             (ii) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

            (iii) a firm commitment agreement with an underwriter to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemption; or

             (iv) a combination of the items set forth in (i), (ii) and (iii) above, aggregating the full amount of the redemption price.

          (d)  Payment of Redemption Price.

               (i) Each Holder submitting Preferred Stock being redeemed under this Section 6 shall send their Series C Preferred Stock Certificates so redeemed to the Custodian, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election. The Company shall not be obligated to deliver the redemption price unless the Preferred Stock Certificates so redeemed are delivered to the Custodian, or, in the event one (1) or more certificates have been lost, stolen, mutilated or destroyed, unless the Holder has complied with Section 5(b)(i).

              (ii) If Company elects to redeem pursuant to Section 6(a) hereof, and Company fails to pay Holder the redemption price within the time frame as required by this Section 6(d), then Company shall issue shares of Common Stock to any such Holder who has submitted a Notice of Conversion in compliance with
Section 5(b) hereof. The shares to be issued to Holder pursuant to this provision shall be the number of shares determined using a Conversion Price (as defined in Section 6 hereof) that equals the lesser of (i) the Conversion Price on the date Holder sends its Notice of Conversion to Company and the Custodian via facsimile or (ii) the Conversion Price on the date the Custodian issues Common Stock pursuant to this Section 6(d)(ii).

          (e) Blackout Period. Notwithstanding the foregoing, the Company may not either send out a redemption notice or effect a redemption pursuant to
Section 6(b) above during a Blackout Period (defined as a period during which the Company's officers or directors would not be entitled to buy or sell stock because of their holding of material non-public information), unless the Company shall first publicly disclose the non-public information that resulted in the Blackout Period; provided, however, that no redemption shall be effected until at least ten (10) days after the Company shall have given the Holder written notice that the Blackout Period has been lifted.

Section 7.  Advance Notice of Redemption.
            ----------------------------

            (a) Holder's Right to Elect to Receive Notice of Cash Redemption by the Company. Holder shall have the right to require Company to provide advance notice stating whether the Company will elect to redeem Holder's shares of Series C Preferred Stock in cash, pursuant to the Company's redemption rights discussed in Section 6(a).

            (b) Mechanics of Holder's Election Notice. Holder shall send notice ("Election Notice") to the Company and such other person(s) as the Company may designate, via facsimile, of the Holder's intention to require Company to disclose that if Holder were to exercise his, her or its right of conversion (pursuant to Section 5) whether Company would elect to redeem a specific number of shares of Holder's Series C Preferred Stock for cash in lieu of issuing Common Stock. Company is required to disclose to Holder what action Company would take, as set forth in subsection 7(c) below. The Holder is not bound to exercise his, her or its right of conversion by virtue of having delivered a notice pursuant to this Section.

            (c) Company's Response. Upon receipt by the Company of a facsimile copy of an Election Notice, Company shall immediately send, via facsimile, a confirmation of receipt of the Election Notice to Holder, which shall specify that the Election Notice has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the requested advance notice. Thereafter, the Company must respond by the close of business on the next business day following receipt of Holder's Election Notice (1) via facsimile and (2) by depositing such response with an overnight or two (2) day courier. The Company's response must state whether it would redeem the shares, in whole or in part, or allow conversion into shares of Common Stock without redemption. If Company does not respond to Holder within one (1) business day via facsimile and overnight or two
(2) day courier, Company shall be required to issue to Holder Common Stock upon Holder's conversion within the subsequent three (3) business day period of Holder's Election Notice. However, if the Company's Common Stock price decreases so that under the Conversion Rate applicable to such conversion, Company would be required to issue more than an additional ten percent (10%) of shares of Common Stock than Holder would have been entitled to receive if Holder had sent a Conversion Notice on the same date Holder sent Company its Election Notice, then Company shall no longer be bound to convert Holder's Preferred Stock into Common Stock but may elect to redeem for cash.

     Section 8.  Voting Rights.  The Holders of the Series C Preferred Stock
                 -------------
shall have no voting power whatsoever, except as otherwise provided by the corporation law of the State of Colorado ("Colorado Law"), and no Holder of Series C Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the shareholders.

     Notwithstanding the above, Company shall provide Holder with notification of any meeting of the shareholders regarding any major corporate events affecting the Company. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to Holder, at least ten (10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     To the extent that under Colorado Law the vote of the Holders of the Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series C Preferred Stock (except as otherwise may be required under Colorado Law) shall constitute the approval of such action by the class. To the extent that under Colorado Law the Holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Series C Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company's by-laws and applicable statutes.

     Section 9.  Protective Provision.  So long as shares of Series C Preferred
                 --------------------
Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Colorado Law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series C Preferred Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

             (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock or any other Securities so as to affect adversely the Series C Preferred Stock;

             (b) create any new class or series of stock having a preference over or on parity with the Series C Preferred Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of Series C Preferred; or

             (c) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

             (d) issue any additional shares of the Series C Preferred Stock after the Last Closing Date.

  In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Series C Preferred Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, pursuant to subsection (a) above, so as to affect the Series C Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) business days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change (notwithstanding the holding requirements set forth in Section 5(a) hereof), or continue to hold their shares of Series C Preferred Stock.

     Section 10.  Status of Converted or Redeemed Stock.  In the event any
                  -------------------------------------
shares of Series C Preferred Stock shall be converted or redeemed pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series C Preferred Stock.

     Section 11.  Preference Rights.  Nothing contained herein shall be
                  -----------------
construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series C Preferred Stock.

     Section 12.  Events of Default.  Upon the occurrence of and during the
                  -----------------
continuation of an Event of Default (as defined below) and upon delivery of a notice of acceleration by any Holder, the Company shall pay to the Holder an amount (the "Acceleration Payment") equal to one hundred thirty percent (130%) of the Stated Value of the Holder's outstanding Series C Preferred Stock to the date of payment and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment, or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or equity.

     If the Company fails to pay any amounts due pursuant to this Section 12 within five (5) business days of such amounts being due and payable, then the Holder shall have the right at any time, so long as the Company remains in default, to require the Company, upon written notice, to immediately issue, in lieu of such amounts, the number of shares of Common Stock of the Company equal to the amounts owed by Company to the Holder divided by the Conversion Price then in effect on the date the Company issues shares pursuant to this Section 12.

     The Company shall be required promptly upon its knowledge of an Event of Default hereunder to give notice of such Event of Default to the Holder hereof.

     An "Event of Default" shall mean the following:

          (a) Conversion. If the Company fails to issue shares of Common Stock to any Holder upon exercise by such Holder of the Conversion Rights of the Holder in accordance with the terms of this Certificate of Designation, fails to transfer any certificate for shares of Common Stock issued to any Holder upon conversion of any Preferred Stock and when required by the Certificate of Designation or fails to remove any restrictive legend on any certificate for any shares of Common Stock issued to a Holder upon conversion of any Preferred Stock as and when required by this Certificate of Designation or any Subscription Agreement by and between Company and Holders and any such failure shall continue uncured for ten (10) business days;

          (b) Breach of Covenant. If the Company breached any material covenant or other material term or condition of this Certificate of Designation or any Subscription Agreement by and between Company and Holder (including the failure to have enough stock available for issuance upon conversion), and such breach continues for a period of ten (10) business days after written notice thereof to the Company from the Holder;

          (c) Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, any Subscription Agreement by and between Company and Holder), shall be false or misleading in any material respect when made;

          (d) Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed;

          (e) Judgments. Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than Five Hundred Thousand Dollars ($500,000), and shall remain unvacated, unbonded or unstayed for a period or twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

          (f) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief or debtors shall be instituted by or against the Company or any subsidiary of the Company.

     Section 13.  Future Offering of Securities.  In the event that in a capital
                  -----------------------------
raising transaction, the Company, after the date of this Certificate, issues any Common Stock or debt or equity securities convertible into Common Stock (collectively referred to hereinafter as "Future Equity") and such shares of Common Stock are or will become freely tradable on or prior to eight (8) months following the Last Closing Date pursuant to a registration statement or pursuant to an exemption from the registration requirements of the Securities Act of 1933, the Holders of the outstanding Series C Preferred Stock shall have the right, on the date of the closing of such Future Equity transaction and at any time thereafter, to convert any or all of its outstanding Series C Preferred Stock into Common Stock pursuant to the terms of this Certificate of Designation (notwithstanding the holding requirements set forth in Section 5(a) hereof).


Signed on December 16, 1996
                                     /s/ Gordon J. Sales
                                    --------------------
                                    Gordon J. Sales, President and CEO
Attest:

 /s/ Alan M. Smith
------------------
Alan M. Smith, Secretary